UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

January 4, 2006

(Date of earliest event reported)

OGE ENERGY CORP.

(Exact Name of Registrant as specified in its charter)

Oklahoma	1-12579	73-1481638
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

321 North Harvey, P.O. Box 321, Oklahoma City, Oklahoma 73101-0321
(Address of principal executive offices including zip code)

(405)553-3000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement

Item 2.03.  Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

Item 8.01.  Other Events

OGE Energy Corp. (the “Company”) is the parent company of Oklahoma Gas and Electric Company (“OG&E”), a regulated electric utility with approximately 744,000 customers in Oklahoma and western Arkansas, and Enogex Inc. and its subsidiaries (“Enogex”), a natural gas pipeline business with principal operations in Oklahoma.

On January 4, 2006, OG&E, an Oklahoma corporation, entered into an Underwriting Agreement and filed on January 4, 2006 with the Securities and Exchange Commission a preliminary prospectus supplement relating to $110,000,000 in aggregate principal amount of its 5.15% Senior Notes, Series due January 15, 2016 and $110,000,000 in aggregate principal amount of its 5.75% Senior Notes, Series due January 15, 2036 (collectively, the “Senior Notes”).  The offering of the Senior Notes was registered under the Securities Act of 1933, as amended, pursuant to OG&E’s shelf registration on Form S-3 (File No. 333-127843).

The Underwriting Agreement dated January 4, 2006 among OG&E and J.P. Morgan Securities Inc. and Wachovia Capital Markets, LLC, on behalf of themselves and the other underwriters named therein relating to the sale of the Senior Notes is filed as Exhibit 1.01 and incorporated herein by reference.

Supplemental Indenture No. 7 dated as of January 1, 2006 between OG&E and UMB Bank, N.A., as trustee, creating the Senior Notes is filed as Exhibit 4.02 and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits

Exhibit Number	Description

1.01

Underwriting Agreement, dated January 4, 2006 between OG&E and J.P. Morgan Securities Inc. and Wachovia Capital Markets, LLC, on behalf of themselves and the other underwriters named therein relating to $110,000,000 in aggregate principal amount of the Company’s 5.15% Senior Notes, Series due January 15, 2016 and $110,000,000 in aggregate principal amount of its 5.75% Senior Notes, Series due January 15, 2036 (collectively, the “Senior Notes”). (Filed as Exhibit 1.01 to OG&E’s Form 8-K filed January 6, 2006 (File No. 1-1097) and incorporated by reference herein)

4.02	Supplemental Indenture No. 7 dated as of January 1, 2006 between OG&E and UMB Bank, N.A., as trustee, creating the Senior Notes. (Filed as Exhibit 4.02 to OG&E’s Form 8-K filed January 6, 2006 (File No. 1-1097) and incorporated by reference herein)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

OGE ENERGY CORP.
(Registrant)

By	/s/ Scott Forbes
Scott Forbes
Controller – Chief Accounting Officer

January 6, 2006